UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 2019

SONOMA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd.

Petaluma, CA 94954

(Address of principal executive offices)

(Zip Code)

(707) 283-0550

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	SNOA	The Nasdaq Stock Market LLC
Warrants to purchase common stock, par value $0.0001 per share	SNOAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Executive Officer

On September 27, 2019, our Board appointed Ms. Amy Trombly as our Interim Chief Executive Officer for an initial term of three months, subject to a mutual extension by one-month increments. In connection with Ms. Trombly’s appointment as our interim Chief Executive Officer, we verbally agreed to the following terms of employment while a formal employment agreement is still being negotiated. We agreed to pay Ms. Trombly a base salary of $25,000 per month which amount will include legal services traditionally provided by Ms. Trombly to the Company. Certain legal services not performed by Ms. Trombly may continue to be billed by Trombly Business Law, PC., a firm owned and managed by Ms. Trombly. The Board and Ms. Trombly also agreed that Ms. Trombly will dedicate the time necessary to perform the functions required by the CEO position, however she may continue to represent other clients in her role as attorney from time to time.

The Board has initiated a search for a CEO with deep industry experience.

Amy Trombly, 52, has counseled public companies for two decades in corporate and securities law and mergers and acquisitions. She has owned and managed Trombly Business Law, PC since 2002. In her earlier career, Ms. Trombly was a Vice President at State Street Bank and Special Counsel at the U.S. Securities and Exchange Commission. Ms. Trombly is a member of the bar in Massachusetts and Colorado.

There are no arrangements or understandings between Ms. Trombly and any other persons pursuant to which she was appointed to serve on the Board, nor were there any transactions or proposed transactions involving Ms. Trombly as a participant as required to be disclosed by Item 404(a) of Regulation S-K.

Appointment of Chief Financial Officer

On September 27, 2019, our Board appointed Mr. John Dal Poggetto as our Chief Financial Officer. In connection with Mr. Dal Poggetto’s appointment as our Chief Financial Officer, we verbally agreed to the following terms of employment while a formal employment agreement is still being negotiated. We agreed to pay Mr. Dal Poggetto an annual base salary of $230,000, a bonus of up to 40% of the base salary conditioned on the achievement of mutually agreeable short and long term milestones, and to award an amount not to exceed $100,000 in restricted shares of common stock to vest in equal annual installments over a three year term.

John Dal Poggetto, 48, has served as Sonoma’s Executive Vice President of Finance since 2017 and prior to that was the Company’s Controller since 2002. He has extensive knowledge of our Company’s business and operations.

Previously, on January 31, 2019, we entered into an indemnification agreement with Mr. Dal Poggetto. The indemnification agreement sets forth the circumstances and procedures pursuant to which we agree, by contract, to indemnify our directors and certain of our officers against claims and losses arising from their services as directors and officers. The agreement is substantially identical to the form of indemnification agreement filed as Exhibit 10.1 to our Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007.

There are no arrangements or understandings between Mr. Dal Poggetto and any other persons pursuant to which he was appointed to serve on the Board, nor were there any transactions or proposed transactions involving Mr. Dal Poggetto as a participant as required to be disclosed by Item 404(a) of Regulation S-K.

Departure of Chief Executive Officer, Interim Chief Financial Officer

On September 25, 2019, Mr. Bubba Sandford left Sonoma after nine months as CEO and interim CFO after successfully evaluating the Company’s prospects while substantially reducing its cash burn. Mr. Sandford will remain on the Board of Directors for six months following his departure date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonoma Pharmaceuticals, Inc.
(Registrant)

Date: October 1, 2019	By:	/s/ Amy Trombly
	Name: Title:	Amy Trombly Chief Executive Officer

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